                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12

                          JOHN Q. HAMMONS HOTELS, INC.
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1)    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
      2)    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------
      4)    Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
      5)    Total fee paid:

            --------------------------------------------------------------------
[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)    Amount Previously Paid:

            ------------------------
      2)    Form, Schedule or Registration Statement No.:

            ------------------------
      3)    Filing Party:

            ------------------------
      4)    Date Filed:

            ------------------------

                          JOHN Q. HAMMONS HOTELS, INC.
                           300 JOHN Q. HAMMONS PARKWAY
                           SPRINGFIELD, MISSOURI 65806
                                 (417) 864-4300


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 11, 2004


TO THE SHAREHOLDERS OF
JOHN Q. HAMMONS HOTELS, INC.

      NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "annual meeting") of John Q. Hammons Hotels, Inc. (the "Company") will be held on Tuesday, May 11, 2004, at 9:00 a.m., local time, at the University Plaza Hotel, 333 John Q. Hammons Parkway, Springfield, Missouri for the following purposes:

      1. Election of Directors. To elect two directors, each for a three-year term (Proposal One);

      2. Ratification of Appointment of Auditors. To ratify the appointment by the board of directors of the firm of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2004 (Proposal
Two); and

      3. Other Business. To transact such other business as may properly come before the meeting or any adjournments thereof.

      The board of directors of the Company has fixed the close of business on March 25, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.

                                        Sincerely,



                                        John Q. Hammons
                                        Chairman of the Board

Springfield, Missouri
April 8, 2004

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          JOHN Q. HAMMONS HOTELS, INC.
                           300 JOHN Q. HAMMONS PARKWAY
                           SPRINGFIELD, MISSOURI 65806
                                 (417) 864-4300


                                 PROXY STATEMENT

                                       FOR

           ANNUAL MEETING OF JOHN Q. HAMMONS HOTELS, INC. SHAREHOLDERS

                           TO BE HELD ON MAY 11, 2004


                                  INTRODUCTION

      In this Proxy Statement, when we use the term "Company," we mean (i) John
Q. Hammons Hotels, Inc., a Delaware corporation, (ii) John Q. Hammons Hotels, L.P., a Delaware limited partnership of which John Q. Hammons Hotels, Inc. is the sole general partner, and (iii) Hammons, Inc., a Missouri corporation, as predecessor general partner, collectively, or, as the context may require, John
Q. Hammons Hotels, Inc. only. When we use the term "Partnership" we mean John Q. Hammons Hotels, L.P., a Delaware limited partnership.

GENERAL

      We are sending this Proxy Statement to our shareholders as part of the solicitation of proxies by the board of directors for use at our annual meeting of shareholders. The meeting will be held at the University Plaza Hotel, 333 John Q. Hammons Parkway, Springfield, Missouri at 9:00 a.m. local time on May 11, 2004. At the annual meeting, you will be asked to elect two (2) members of the board of directors (Proposal One), to ratify the appointment by the board of directors of the firm of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2004 (Proposal Two), and to transact such other business as may properly come before the meeting. We are first mailing this Proxy Statement, together with the enclosed proxy card, to shareholders on or about April 8, 2004.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

      The close of business on March 25, 2004, is the record date for determination of the shareholders entitled to vote at the annual meeting. This means that only holders of record of shares of our common stock at the close of business on that date may vote at the annual meeting. Each share of class A common stock has one vote and each share of class B common stock has 50 votes. Based on the number of annual reports requested by brokers, we estimate that we have approximately 1,100 beneficial owners of our class A common stock. On the record date, we had approximately 250 holders of record of the 4,834,129 shares of class A common stock outstanding. One person holds all 294,100 shares of class B common stock outstanding. Holders of at least a majority of the total number of outstanding shares of common stock entitled to vote must be present (in person or by proxy) at the annual meeting to constitute a quorum. Inspectors of election appointed by the board of directors will tabulate shareholders' votes. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining a quorum at the annual meeting, but will not be counted as votes cast for or against any matter presented at the annual meeting.

      If you properly execute and return the enclosed proxy in time to be voted at the annual meeting, your shares will be voted in accordance with the instructions you mark on the proxy. Executed but unmarked proxies will be voted FOR the election of the two (2) nominees for election to the board of directors and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2004. We do not know of any other matters that are to come before our annual meeting. If any other matters are properly brought before the annual meeting, the persons named in the proxy will vote the shares represented by such proxy as determined by a majority of the board of directors.

      Your presence at the annual meeting will not automatically revoke your proxy. You may, however, revoke your proxy at any time before it is exercised by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date, to Debra Mallonee Shantz, General Counsel, John Q. Hammons Hotels, Inc., 300 John Q. Hammons Parkway, Suite 900, Springfield, Missouri 65806, or by appearing at the annual meeting and voting in person.

      The Company will pay the cost of soliciting proxies. Our directors, officers and employees may assist in the solicitation of proxies by mail, telephone, telegraph, facsimile and personal interview without additional compensation. We also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such persons for their reasonable expenses they incur.

      A copy of our annual report to stockholders for the fiscal year ended January 2, 2004 accompanies this Proxy Statement. WE ARE REQUIRED TO FILE AN ANNUAL REPORT FOR OUR FISCAL YEAR ENDED JANUARY 2, 2004 ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). YOU MAY OBTAIN, FREE OF CHARGE, A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) BY WRITING TO INVESTOR RELATIONS, JOHN Q. HAMMONS HOTELS, INC., 300 JOHN Q. HAMMONS PARKWAY, SUITE 900, SPRINGFIELD, MISSOURI 65806.

      We will have a list of shareholders of record entitled to vote at our annual meeting available for inspection by any shareholder for any purpose germane to the meeting during ordinary business hours for 10 days prior to the meeting at our office at 300 John Q. Hammons Parkway, Suite 900, Springfield, Missouri 65806.


                              ELECTION OF DIRECTORS

                                 (PROPOSAL ONE)

      At our annual meeting, two (2) directors will be elected, each for a three-year term. Unless you specify otherwise on your proxy, the persons named in the proxy plan to vote the shares represented by your properly executed proxy for the election as directors of the two persons named as nominees. We believe the nominees will stand for election and will serve if elected as directors. If any director nominee fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the board of directors may recommend.

      Under our Bylaws, the board of directors currently is comprised of eight
(8) persons, divided into three classes. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years. There is no cumulative voting for election of directors. The two
(2) nominees receiving the greatest number of votes cast for the election of directors at the annual meeting will become directors.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

      We list below the board of directors' nominees for election as directors and those directors who will continue to serve after the annual meeting. We also provide certain other information about each person's age, principal occupation or employment during the past five years, the periods during which they have served as directors and positions they currently hold with us.

                                                 Director     Expiration
                                        Age       Since         of Term     Position(s) Held with Company
                                        ---       -----         -------     -----------------------------
NOMINEES FOR 3-YEAR TERM

Donald H. Dempsey                       59        1999           2004       Director

John E. Lopez-Ona                       46        1996           2004       Director

CONTINUING DIRECTORS

Jacqueline A. Dowdy                     60        1994           2005       Director and Secretary

David C. Sullivan                       64        1999           2005       Director

Daniel L. Earley                        61        1994           2006       Director

John Q. Hammons                         85        1994           2006       Director, Chairman and Chief Executive
                                                                            Officer
James F. Moore                          61        1995           2006       Director

William J. Hart                         63        1994           2005       Director

      Jacqueline A. Dowdy has been the Secretary and director of the Company since 1994. She has been active in Mr. Hammons' hotel operations since 1981. She is an officer and director of several affiliates of the Company.

      William J. Hart has been a director of the Company since 1994. He is a member of the law firm of Husch & Eppenberger, LLC, formerly Farrington & Curtis, P.C., a position he has held since 1970. Mr. Hart's firm performs legal services on a regular basis for the Company and personally for Mr. Hammons.

      David C. Sullivan became a director of the Company in May 1999. From December 1997 until May 2000, Mr. Sullivan served as Chairman, Chief Executive Officer and a director of ResortQuest International, a company listed on the New York Stock Exchange that provides vacation rental and property management services. From April 1995 to December 1997, Mr. Sullivan was Executive Vice President and Chief Operating Officer of Promus Hotel Corporation, a publicly traded hotel franchisor, manager and owner of hotels whose brands include Hampton Inn, Homewood Suites and Embassy Suites. From 1993 to 1995, Mr. Sullivan was the Executive Vice President and Chief Operating Officer of the Hotel Division of The Promus Companies Incorporated or PCI. He was the Senior Vice President of Development and Operations of the Hampton Inn/Homewood Suites Division of PCI from 1991 to 1993. From 1990 to 1991, Mr. Sullivan was the Vice President of Development of the Hampton Inn Hotel Division of PCI. Mr. Sullivan serves on the board of directors of Winston Hotels, Inc.

      Donald H. Dempsey became a director of the Company in August 1999. From July 1998 until January 2004, Mr. Dempsey served as Executive Vice President, Secretary, Treasurer, Chief Financial Officer and Director of Equity Inns, Inc. Equity Inns, Inc., is a large lodging real estate investment trust headquartered in Germantown, Tennessee. Mr. Dempsey has more than 30 years' experience in corporate and financial management within the hotel industry. Before he joined Equity Inns in July 1998, Mr. Dempsey served as Executive Vice President and Chief Financial Officer of Choice Hotels International, Inc., a publicly traded hotel franchisor. From April 1995 to December 1997, Mr. Dempsey served as Senior Vice President and Chief Financial Officer of Promus Hotel Corporation. From October 1993 to April 1995, he served as Senior Vice President of Finance and Administration of the Hotel Division of The Promus Companies Incorporated, and from December 1991 to October 1993, as Vice President, Finance, of the Hampton Inn/Homewood Suites Hotel Division of The Promus Companies Incorporated. Mr. Dempsey served in various other senior financial and development officer positions with the Hotel Division of The Promus Companies Incorporated and its predecessor companies from 1983 to 1991. From 1969 to 1983, Mr. Dempsey held various corporate and division financial management and administrative positions with Holiday Inns, Inc.

      Daniel L. Earley has been a director of the Company since 1994. Since 1985, Mr. Earley has been President, Chief Executive Officer and a director of First Clermont Bank, a community bank located in Milford, Ohio, which is owned by Mr. Hammons.

      John Q. Hammons is Chairman, Chief Executive Officer, a director and founder of the Company. Mr. Hammons has been actively engaged in the acquisition, development and management of hotel properties since 1959. From 1959 through 1969, Mr. Hammons and a business partner developed 34 Holiday Inn franchises, 23 of which were sold in 1969 to Holiday Inns, Inc. Since 1969, Mr. Hammons has developed 110 hotels on a nationwide basis, primarily under the Holiday Inn and Embassy Suites Hotels tradenames. Mr. Hammons is the controlling shareholder of the Company. See "Security Ownership of Management."

      John E. Lopez-Ona became a director of the Company in May 1996. He was a managing director of Kidder Peabody & Company, Inc., an investment banking firm, from March 1990 through March 1995. Since June 1995, Mr. Lopez-Ona has been the President of Anvil Capital, Inc., a firm he owns, which specializes in principal investment. Since 1998, Mr. Lopez-Ona has been the Chairman and CEO of Six Sigma Qualtec, a premier training, consulting and technology solutions company for performance improvement methodologies.

      James F. Moore became a director of the Company in May 1995. Mr. Moore is Managing Partner, American Products LLC, a privately owned manufacturing company serving the telecommunications industry located in Strafford, Missouri. From 1987 until 2000, he served as Chairman, Chief Executive Officer and a director of Champion Products, Incorporated, the predecessor company to American Products LLC. Prior to 1987, Mr. Moore served as President of the Manufacturing Division of Service Corporation International, a company listed on the New York Stock Exchange.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES AS DIRECTORS.

DIRECTOR COMPENSATION

      For 2003, each non-employee director received:

      - $1,000 for each regular board meeting attended and $500 for each regular committee meeting attended ($750 per meeting for the committee chair),

      - a cash payment of $10,000 (other than Mr. Earley, who declined the cash payment),

      - 2,105 shares of class A common stock with a fair market value equal to $10,000 on the date of payment (other than Mr. Earley, who declined the share grant), and

      - an option to purchase 10,000 shares of the Company's class A common stock at a per share exercise price of $4.75, exercisable in four equal annual installments, beginning May 14, 2004, and expiring May 13, 2013.

      The stock and options were issued pursuant to the 1999 Non-Employee Director Stock and Stock Option Plan. Employee directors are not compensated for their services as directors or committee members.

CORPORATE GOVERNANCE AND OTHER MATTERS

      DIRECTOR INDEPENDENCE. The board of directors has determined that five of its current directors, John E. Lopez-Ona, James F. Moore, David C. Sullivan, Donald H. Dempsey and William J. Hart, are "independent" within the meaning of the American Stock Exchange listing standards. This determination has been made based on written responses provided by each of the directors in a questionnaire regarding relationships and possible conflicts of interest. Mr. Hart and his law firm provide services to the Company, Mr. Hammons and certain of his affiliates. The board of directors has determined that this legal representation of Mr. Hammons and the Company does not impair Mr. Hart's independence because the duty of Mr. Hart and his firm as counsel to the Company is to the Company in its entirety, including all of the shareholders, and not to Mr. Hammons. In the event of a conflict between Mr. Hammons and the Company, Mr. Hart and his firm could not represent either party. In addition, the board considered Mr. Hart's fiduciary duties as a director, and his past performance on the board, and concluded that Mr. Hart had demonstrated an independence of thought and a commitment to the best interest of all shareholders.

      SELECTION OF NOMINEES AND NOMINATIONS BY SHAREHOLDERS. In March of 2004, the board of directors established a nominating committee composed of three independent directors (as defined in the American Stock Exchange listing standards) to select nominees for election as directors. The board also committed to adopting a nominating committee charter governing the nomination process, which will be posted on our website at WWW.JQHHOTELS.COM/COMMITTEECHARTERS when it is adopted.

      The nominating committee considers director candidates recommended by any shareholder in writing. A shareholder's written recommendation must be received by the committee in a timely manner, but no later than 90 days before the annual meeting, and contain the name of the candidate, a detailed description of his or her experience and qualifications and any other information that may assist the nominating committee in its evaluation of the candidate. The recommendation should be addressed to the Nominating Committee of the Board of Directors c/o Chief Financial Officer, John Q. Hammons Hotels, Inc., 300 John Q. Hammons Parkway, Suite 900, Springfield, Missouri 65806.

      The nominating committee uses the same process to review and evaluate all potential director nominees, regardless of who recommends the candidate, and considers the candidate's qualifications in light of the criteria established for board members, as well as any special skills the committee believes are appropriate, in light of the credentials of the other directors. The Company has never used a director search firm to locate potential board nominees in the past, although the nominating committee is free to do so in the future if it so chooses.

      Criteria and minimum qualifications for new board members include a high level of integrity and ability, independence from the Company and management under the criteria established by the American Stock Exchange listing standards and operating company experience as a member of senior management (operational or financial). The nominating committee also seeks individuals with the time and commitment necessary to perform the duties of a board member, hospitality industry experience or knowledge, and other special skills that complement or supplement the skill sets of current directors.

      In addition to recommending potential nominees to the board, our Bylaws permit shareholders to nominate persons directly for directors if the nominations are made in a timely written notice. We must receive the notice at our principal executive offices not less than 120 days and not more than 180 days before the meeting date (if at least 130 days' notice or prior public disclosure of the annual meeting date is made). If less than 130 days' notice or public disclosure of the meeting date is given to shareholders, we must receive notice not later than the close of business on the 10th day following the day on which such notice of the annual meeting date was mailed or such public disclosure was made. A shareholder's notice of nomination must include certain information (specified in Section 3.5 of our Bylaws) concerning each proposed nominee and the nominating shareholder. We have not received any nominations for directors from shareholders for the 2004 annual meeting.

      DIRECT COMMUNICATIONS WITH THE BOARD OF DIRECTORS. Our board of directors has established the following methods for shareholders to communicate directly with the board of directors or any of its members:

      - By Mail. Letters may be addressed to the board of directors or to an individual board member as follows:

                   The Board of Directors (or name of individual director) c/o Office of the Chief Financial Officer
                   John Q. Hammons Hotels, Inc.
                   300 John Q. Hammons Parkway, Suite 900
                   Springfield, Missouri  65806

            The Chief Financial Officer will forward (unopened) any correspondence addressed as set forth directly to the named board member, or if addressed to the entire board of directors, to the chair of the audit committee.

      - By Telephone. The Company has established a safe and confidential process for reporting, investigating and resolving employee and other third party concerns related to accounting, auditing and similar matters under the Sarbanes-Oxley Act of 2002. Shareholders may also use this Report Line to communicate with one or more of the Company's directors. The Report Line is operated by an independent, third party service. In the United States, the Report Line can be reached by dialing toll-free 1-888-337-7507.

      BOARD COMMITTEES. Three of our four board committees operates under a charter adopted by the board of directors. Those charters are posted on our website at WWW.JQHHOTELS.COM/COMMITTEECHARTERS, and the charter for the nominating committee will be posted on that site when adopted. In addition, our current audit committee charter is attached as appendix A to this proxy statement.

      The audit committee is composed of Messrs. Moore, Dempsey and Lopez-Ona. During the fiscal year ended January 2, 2004, they met six times. The audit committee reviews the scope and results of the independent annual audit. The audit committee also reviews the scope and results of audits performed by the Company's internal auditors. The board of directors has determined that all three members of the audit committee are "independent," as such term is defined by the American Stock Exchange listing standards. In addition, Donald H. Dempsey and John E. Lopez-Ona are both "audit committee financial experts," as defined by SEC rules. The board determined that Mr. Lopez-Ona qualifies as an audit committee financial expert on the basis of his relevant experience, and determined that he has demonstrated the required attributes of an audit committee financial expert during his five-year tenure on our audit committee. In addition to his undergraduate degree in accounting and his graduate degree
(MBA), Mr. Lopez-Ona spent five years at a Fortune 100 conglomerate conducting operation audits and ten years with large New York-based investment banks managing transactions involving large public and private companies.

      The members of the finance committee are Messrs. Earley, Dempsey, Sullivan and Mrs. Dowdy. The finance committee oversees the Company's finance, accounting and development activities, and reviews and makes recommendations to the board concerning all real property acquisitions of $1,000,000 or more, agreements with annual obligations of $250,000 or more, financings of $1,000,000 or more, any agreement or arrangements with Company insiders, sales or purchases of hotels or associated properties, the Company's annual budget and the refinancing of the Company's bonds and bank debt. After finance committee review, board policy provides that all such corporate commitments must be reviewed and approved by the board. During the fiscal year ended January 2, 2004, the finance committee held four meetings.

      The compensation committee establishes the compensation for our CEO and our executive officers, and also reviews employee compensation and makes recommendations to the board regarding changes in compensation. The committee administers our stock option plan and makes option grants. During the fiscal year ended January 2, 2004, the compensation committee held three meetings. The members of the compensation committee are Messrs. Hart, Moore and Sullivan. The board of directors has determined that all three members of the compensation committee are "independent," as such term is defined by the American Stock Exchange listing standards.

      In March of 2004, the board established a nominating committee, composed of Messrs. Hart, Moore and Sullivan. That committee selected the nominees for re-election at the 2004 annual meeting of shareholders.

      MEETINGS OF THE BOARD OF DIRECTORS AND THE SHAREHOLDERS. As a policy of the board of directors, all directors are expected to attend all board and relevant committee meetings, as well as our annual shareholder meeting, if possible. All of our directors attended the 2003 annual shareholders meeting.

      During the fiscal year ended January 2, 2004, our board of directors held four meetings. Each director attended all board meetings, except for Mr. Hammons who attended three of the four board meetings and Mr. Lopez-Ona who attended two of the four board meetings, and each director attended all meetings of each standing committee of which he or she was a member, except for Mr. Lopez-Ona who attended four of the six audit committee meetings.

      CODE OF ETHICS. We have adopted a code of ethics that applies to all of our directors, officers and employees, including our chief executive officer, principal financial officer and principal accounting officer. Our code of ethics is posted on our Internet website at WWW.JQHHOTELS.COM/CODEOFETHICS. We intend to post any amendments to or waivers from our code of ethics, which must be approved by the board of directors on our Internet website at WWW.JQHHOTELS.COM/AMENDMENTS. You also may obtain, free of charge, a copy of our code of ethics by writing to Investor Relations, John Q. Hammons Hotels, Inc., 300 John Q. Hammons Parkway, Suite 900, Springfield, Missouri 65806.

MANAGEMENT

      The following is a biographical summary of the experience of our executive officers and other key officers.

      John Q. Hammons, age 85, is the Chairman, Chief Executive Officer, a director and founder of the Company. Mr. Hammons has been actively engaged in the development, management and acquisition of hotel properties since 1959. From 1959 through 1969, Mr. Hammons and a business partner developed 34 Holiday Inn franchises, 23 of which were sold in 1969 to Holiday Inns, Inc. Since 1969, Mr. Hammons has developed over 110 hotels on a nationwide basis, primarily under the Holiday Inn and Embassy Suites Hotels trade names.

      Lou Weckstein, age 67, is President of the Company. Prior to joining the Company in September 2001, Mr. Weckstein served for ten years as Senior Vice President, Hotel Operations, for Windsor Capital Group, a Los Angeles-based hotel management and development company. Prior to Windsor Capital Group, Mr. Weckstein served eight years as Vice President of Operations for Embassy Suites, Inc. Over his career, Mr. Weckstein spent numerous years as Vice President-Operations for Ramada Inns, Inc. and Vice President-Operations for Sheraton Inns, Inc. He began his career in the hospitality industry as a hotel manager in Cleveland, Ohio.

      Paul E. Muellner, age 47, is Executive Vice President and Chief Financial Officer of the Company. He has been the Chief Financial Officer of the Company since 2000 and an Executive Vice President since 2003. From 1998 through 2000, Mr. Muellner served as our Vice President and Corporate Controller. Prior to joining the Company in June of 1998, Mr. Muellner was Vice President of Finance for Carnival Hotels. He also served as Operations Controller at Omni Hotels as well as positions with Red Lion Inns and Marriott Corporation.

      Debra M. Shantz, age 40, is Senior Vice President and General Counsel of the Company. She joined the Company in May 1995 as general counsel. Prior thereto, Ms. Shantz was a partner of Farrington & Curtis, P.C. (now Husch & Eppenberger, LLC), a law firm which serves as primary outside counsel for us and Mr. Hammons, where she practiced primarily in the area of real estate law. Ms. Shantz had been with that firm since 1988.

      William A. Mead, age 50, is Regional Vice President, Eastern Region, of the Company. He joined the Company in that capacity in 1994 from Davidson Hotels, where he had been a general manager.

      Pat A. Shivers, age 52, has served as Senior Vice President and Corporate Controller of the Company since 2001. Prior to that, he served as Senior Vice President of Administration and Control. He has been active in Mr. Hammons' hotel operations since 1985. Prior thereto, he had served as Vice President of Product Management in Winegardner & Hammons, Inc., a hotel management company.

      Steven E. Minton, age 52, has served as Senior Vice President, Architecture, of the Company since 1993. He joined the Company as a corporate architect in 1985. Prior to that time, Mr. Minton was a project manager with the firm of Pellham and Phillips working on various John Q. Hammons projects.

      Jacqueline A. Dowdy, age 60, has been the Secretary and a director of the Company since 1989. She has been active in Mr. Hammons' hotel operations since 1981. She is an officer of several affiliates of the Company. We describe these affiliations under "Certain Relationships and Related Transactions."

      L. Scott Tarwater, age 55, has been Senior Vice President of Sales and Marketing of the Company since March of 2004. He joined the Company as Vice President of Sales and Marketing in September 2000 from Windsor Capital Group, in Los Angeles, California, where he served as Senior Vice President, Sales and Marketing, for ten years. Prior to that time, Mr. Tarwater served as Senior Director, Sales and Marketing, for Embassy Suites, Inc., Irving, Texas.

      John D. Fulton, age 53, is Vice President, Interior Design, of the Company. He joined the Company in 1989 from Integra/Brock Hotel Corporation, Dallas, Texas, where he had been Director of Design and Purchasing for ten years.

      Kent S. Foster, age 44, is Vice President, Human Resources, of the Company. He joined the Company in 1999 from Dayco Products, Inc. in Michigan where he served as Director and Manager, Human Resources. Prior thereto, Mr. Foster served as Assistant Vice President and Director, Human Resources, for Great Southern Savings & Loan Association, Springfield, Missouri.

      William T. George, Jr., age 52, is Vice President, Capital Planning and Asset Management, of the Company. He joined the Company in 1994 from Promus Hotel Corporation, where he had been Director of Capital Refurbishment.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

      The following table sets forth the salary compensation, cash bonus and certain other forms of compensation paid for services rendered in all capacities during the 2003, 2002 and 2001 fiscal years to the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company serving at the end of the 2003 fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION                               LONG-TERM COMPENSATION AWARDS
                                                 -----------------------                           ---------------------------------
                                                                                  ALL OTHER
NAME AND PRINCIPAL POSITIONS      FISCAL YEAR    SALARY ($)    BONUS ($)     COMPENSATION ($)(a)   SECURITIES UNDERLYING OPTIONS (#)
----------------------------      -----------    ----------    ---------     -------------------   ---------------------------------
John Q. Hammons                      2003          359,000     200,130                -                         35,000(d)
Chairman of the Board and            2002          342,500     120,000                -                             -
Chief Executive Officer              2001          315,000     110,000                -                             -

Louis Weckstein(b)                   2003          330,381     184,972              6,603                       20,000(d)
President                            2002          309,131     105,600              3,338                          -
                                     2001           88,300      31,090                -                        100,000(e)

Paul E. Muellner                     2003          202,545      99,078              3,088                       25,000(d)
Executive Vice President and         2002          177,545      79,000(f)           3,570                           -
Chief Financial Officer              2001          165,000      44,000              3,225                           -

Debra M. Shantz                      2003          166,717      72,757              3,238                       15,000(d)
Senior Vice President and            2002          160,839      66,500(g)           3,668                           -
General Counsel                      2001          153,100      44,000              3,047                           -

William A. Mead(c)                   2003          166,600      40,000              2,469                       15,000(d)
Regional Vice President              2002          162,891      63,386              3,062                           -
Eastern Region                       2001          160,000      40,000              3,000                           -


(a)   Matching contributions to 401(k) Plan.

(b) Joined the Company September 17, 2001. Salary does not include $270,000, $267,083 and $62,500 paid personally by Mr. Hammons in 2003, 2002 and 2001, respectively. Bonuses do not include $100,000 paid by Mr. Hammons for 2002 in five equal monthly installments beginning March 1, 2003.

(c) Salary does not include $65,000, $65,000 and $65,000 paid personally by Mr. Hammons, in 2003, 2002 and 2001, respectively.

(d)   Comprised of options with an exercise price of $4.75 per share.

(e)   Comprised of options with an exercise price of $5.15 per share.

(f) Includes a special one-time bonus of $25,000 for work related to refinancing the Company's bonds.

(g) Includes a special one-time bonus of $17,500 for work related to refinancing the Company's bonds.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information regarding each stock option granted during fiscal year 2003 to each of the named executive officers.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                              POTENTIAL REALIZABLE
                                                                                                                VALUE AT ASSUMED
                                                                                                              RATES OF STOCK PRICE
                                                                                                                APPRECIATION FOR
                                                         INDIVIDUAL GRANTS                                     OPTION TERM (b)(c)
                           ---------------------------------------------------------------------------       -----------------------
                                                    % OF TOTAL OPTIONS
                              NUMBER OF                 GRANTED TO
                        SECURITIES UNDERLYING          EMPLOYEES IN     EXERCISE PRICE     EXPIRATION
          NAME          OPTIONS GRANTED (#)(a)         FISCAL YEAR         ($/SHARE)          DATE               5%($)        10%($)
          ----          ----------------------      ------------------  --------------     -----------       ----------   ----------
John Q. Hammons                 35,000                  7.4%                 $4.75          5/13/2013        $  104,554   $  264,960
Louis Weckstein                 20,000                  4.2%                 $4.75          5/13/2013        $   59,745   $  151,406
Paul E. Muellner                25,000                  5.3%                 $4.75          5/13/2013        $   74,681   $  189,257
Debra M. Shantz                 15,000                  3.2%                 $4.75          5/13/2013        $   44,809   $  113,554
William A. Mead                 15,000                  3.2%                 $4.75          5/13/2013        $   44,809   $  113,554
All Other Employees            364,250                 76.7%                 $4.75          5/13/2013        $1,088,106   $2,757,473

(a)   Awarded on May 14, 2003.

(b) No gain to the optionees is possible without appreciation in the stock price which will benefit all shareholders commensurately. The dollar amounts under these columns are in result of calculations at the 5% and 10% assumption rates set by the SEC and therefore are not intended to forecast possible future appreciation of the Company's stock price or to establish any present value of the options.

(c) Realizable values are computed based on the number of options granted in 2003 and still outstanding at year-end.

FISCAL YEAR-END OPTION VALUES

      The following table includes the number of shares covered by both exercisable and unexercisable stock options as of January 2, 2004 and the values of "in-the-money" options, which represent the positive spread between the exercise price of any such option and the fiscal year-end value of the common stock.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                        SHARES                            UNDERLYING UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS (1)(2)
                        ACQUIRED ON       VALUE           ------------------------------      -----------------------------
NAME                    EXERCISE (#)      REALIZED ($)    EXERCISABLE     UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
----                    ------------      ---------       -----------     -------------       -----------    -------------
John Q. Hammons                -              -             275,000            60,000            $142,500         $122,750
Louis Weckstein                -              -              50,000            70,000             $87,500         $130,500
Paul E. Muellner               -              -              32,500            32,500             $42,750          $68,000
Debra M. Shantz                -              -              92,500            22,500             $42,750          $46,500
William A. Mead                -              -              55,000            20,000             $28,500          $41,750


(1) Calculated based upon the excess of the closing price of the Company's class A common stock as reported on the American Stock Exchange on January 2, 2004, over the exercise price per share of the stock options ($4.75 for the options granted in 2003, $5.15 for the options granted in 2001 and $5.00 for the options granted in

      2000). Does not include the stock options granted in 1998, as the exercise price per share of those stock options ($7.375) is greater than the $6.90 closing price on January 2, 2004, and so these options are not "in the money."

(2) All of the 1998 options are currently exercisable, seventy-five percent of the 2000 options are currently exercisable, fifty percent of the 2001 options are currently exercisable and none of the 2003 options are currently exercisable.

401(K) PLAN

      Effective January 1, 1996, we adopted a contributory retirement plan (the "401(k) Plan") for our employees that currently requires employees to be 21 years of age and have at least 6 months of service to participate. The 401(k) Plan is designed to provide tax-deferred income to employees in accordance with the provisions of Section 401(k) of the Internal Revenue Code of 1986. The 401(k) Plan provides that we will make a matching contribution to each participant's account equal to 50% of such participant's eligible contributions up to a maximum of 3% of such participant's annual compensation.

      On March 25, 2004, the 401(k) Plan held 144,965 shares of the class A common stock. The administrator has instructed us that he will vote all shares held in the 401(k) Plan "FOR" the director nominees listed in Proposal One and "FOR" Proposal Two.

EMPLOYMENT AGREEMENTS

      We entered into an employment agreement with Lou Weckstein, our President, effective September 17, 2001. Mr. Weckstein's base salary under the agreement is $300,000 per year, with such annual increases in compensation as may be determined by the compensation committee of the Company. He also may participate in incentive or supplemental compensation plans for which he is eligible. The compensation committee of the Company may award him a cash bonus based upon the bonus plan for our other executive officers. Either party may terminate the agreement at any time. Mr. Hammons and Mr. Weckstein also have a verbal agreement, under which Mr. Hammons has agreed to pay to Mr. Weckstein, for services he performs unrelated to our business, the difference between his annual salary from the Company and $600,000, up to a maximum of $270,000 per year.

      We entered into an employment agreement with Paul Muellner, our Chief Financial Officer, on December 1, 2003. This agreement entitles Mr. Muellner to an annual base salary of $210,000 and other benefits generally available to the Company's executive officers, including participation in incentive or supplemental compensation plans for which he is eligible. The compensation committee of the Company may award him a cash bonus based upon the bonus plan for our other executive officers and stock options pursuant to the Company's 1994 Stock Option Plan. In the event Mr. Muellner is terminated without cause or there is a change-in-control of the Company, the Company will continue to pay his base salary and COBRA payments for a period of one year, in addition to an annual bonus award pursuant to the executive bonus plan. Either party may terminate the agreement at any time.

      We entered into an employment agreement with Debra M. Shantz, dated as of May 1, 1995, and amended on October 31, 1997 and November 1, 2001. Under the agreement, Ms. Shantz's annual base salary is $155,000, plus a discretionary bonus, with such annual increases in compensation as may be determined by the compensation committee of the Company. The agreement runs until May 1, 2004, and renews automatically thereafter from year to year, unless she or the Company terminates her employment at the end of the Renewal Term by giving not less than six months prior written notice. If the Company terminates Ms. Shantz's employment without cause, she receives two years of her base salary and any vested deferred compensation, as well as six months of benefits under the Company's benefit plans. In the event there is a change-in-control of the Company, Ms. Shantz may terminate the agreement, and the Company will pay her 12 times her monthly salary and an amount equal to her bonus for the prior fiscal year.

      We entered into an employment agreement with William A. Mead, one of our regional vice-presidents, as of January 25, 2000, that became effective on April 1, 2000. Mr. Mead's annual base salary under the agreement is $160,000, plus a guaranteed bonus of at least $40,000 each year. He also may participate in our available savings, retirement and other benefit plans. This agreement expires on March 31, 2005. In addition, as of January 27, 2000, Mr. Hammons and Mr. Mead entered into an agreement that provides that in exchange for Mr. Mead's services in selecting markets for various hotel projects for Mr. Hammons personally, Mr. Hammons will pay Mr. Mead an additional $65,000 per year, in equal monthly installments, during the term of his employment agreement with the Company. That agreement also became effective on April 1, 2000, and provides that Mr. Mead will have the opportunity to acquire a 25% interest in up to three Residence Inn hotel projects, with a substantial portion of Mr. Mead's investment to be financed.

      Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Securities and Exchange Commission ("SEC"), including this Proxy Statement, in whole or in part, the following Report of the compensation committee and Comparative Company Performance Graph shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE

      The Company's executive compensation program provides competitive levels of compensation designed to integrate pay with the Company's annual and long term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the marketplace, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long term success; and aligning the interest of executives with the long term interest of the Company's shareholders.

      In the interest of balancing all key shareholder interests, the compensation committee believes that the compensation of the Chief Executive Officer of the Company, along with the compensation of other executive officers, should be comprised of a combination of base pay, short-term annual incentive bonus and long-term stock options. While these elements are balanced in total in comparison to other comparable organizations, the compensation committee believes that potential compensation in the form of performance-related variable compensation should be emphasized. Variable compensation is both short-term and long-term based.

      At the beginning of each fiscal year, the Company establishes a budget and a series of individual performance goals for the following year. The total compensation packages for executive officers are primarily based on the Company's achievement of a targeted EBITDA and, for executive officers other than the Chief Executive Officer, the accomplishment of the executive officer's individual performance goals. The resulting total package has been designed to reward officers for the creation of long-term shareholder value.

      Base Salary. In determining the appropriate amount of fixed base pay for executive officers for our 2003 fiscal year, the compensation committee compared the officers' base salaries with those paid to other executives in the hotel industry, taking into account the size of the Company and other relevant factors.

      Incentive Bonus. The bonus component paid to executive officers is based upon fulfillment of the EBITDA target and individual goals. Full bonus payouts to officers will be made only if the Company's EBITDA target and individual performance goals are exceeded. There are also certain discretionary bonuses paid when deemed appropriate by the compensation committee.

      Stock Options. To encourage growth and shareholder value, stock options are granted under the Company's option plan to officers and other key employees who are in a position to make substantial contributions to the long-term success of the Company. The compensation committee believes that the grant of options focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

      2003 CEO Compensation. In devising an appropriate compensation package for John Q. Hammons, our Chairman of the Board and Chief Executive Officer, for our 2003 fiscal year, the compensation committee set Mr. Hammons' cash compensation significantly below the compensation paid to similarly situated CEO's of other hotel management companies. The committee also gave consideration to the amount of time Mr. Hammons expended on projects that were not directly related to the benefit of the Company. Effective April 1, 2003, the compensation committee established Mr. Hammons' base salary at $362,000, and for 2004 will remain at that level.

      Historically, Mr. Hammons' compensation package has been well below compensation level for chief executive officers of comparable companies, and so has not been related directly to the Company's performance. As his total compensation increases, the Company's performance will become an increasingly important factor in determining his compensation especially as his compensation approaches the median level of compensation paid to similarly situated executives of comparable companies.

                           2003 Compensation Committee

                            William J. Hart, Chairman
                                David C. Sullivan
                                 James F. Moore

COMPARATIVE COMPANY PERFORMANCE

      The following table sets forth comparative information regarding the Company's cumulative shareholder return on its class A common stock from January 1, 1999 (the last trading day before the beginning of the Company's fifth preceding fiscal year) to January 2, 2004. Total shareholder return is measured by dividing (i) the sum of the total dividends (assuming dividend reinvestment) for the measurement period, if any, and the difference between the Company's share price at the end and beginning of the measurement period by (ii) the Company's share price at the beginning of the measurement period. The Company's cumulative shareholder return is based on an investment of $100 on January 1, 1999 and is compared to the cumulative total return on the S&P 500 Index and the Lodging Peer Group. The graph displayed below is presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. These graphs in no way reflect the Company's forecast of future financial performance.

                        COMPARE CUMULATIVE TOTAL RETURN
                      AMONG JOHN Q. HAMMONS HOTELS, INC.,
                       S&P 500 INDEX AND PEER GROUP INDEX

                                  [LINE GRAPH]

                                       1/01/99     12/31/99   12/29/00    12/28/01    1/03/03     1/02/04
JOHN Q. HAMMONS HOTELS, INC.            100.00     105.08      164.42      155.93      147.25      187.12
PEER GROUP INDEX                        100.00      72.94      116.36       91.71       79.37       99.21
S&P 500 INDEX                           100.00     121.04      110.02       96.95       75.52       97.18

                     ASSUMES $100 INVESTED ON JAN. 01, 1999
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING JAN. 02, 2004

The peer group consists of Felcor Lodging Trust, Inc., Host Marriott Corp. and Prime Hospitality Corp.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The compensation committee for the fiscal year ended January 2, 2004 was comprised of three directors, Messrs. Sullivan, Moore and Hart.

      Mr. Hart is a non-employee director of the Company and is a member of the law firm of Husch & Eppenberger, LLC, which performs legal services on a regular basis for the Company and personally for Mr. Hammons. The Company paid such firm approximately $231,300 in legal fees during the fiscal year ended January 2, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Mr. Hammons and Anvil Capital, an investment and consulting firm owned by Mr. Lopez-Ona, one of our directors, have formed a limited liability company through which they have invested in securities of one or more companies in industries unrelated to the Company's business.

      Mr. Hammons controls the Partnership through his control of the Company, the sole general partner of the Partnership. His equity interest in the Company (based on his beneficial ownership of 269,100 shares of class A common stock, all 294,100 shares of class B common stock and all 16,043,900 limited partnership units of the Partnership, or the LP Units) is 79%. There are significant potential conflicts of interests between Mr. Hammons as a limited partner of the Partnership, and the holders of class A common stock, which conflicts may be resolved in favor of Mr. Hammons.

      Holders of LP Units have the right to require the redemption of their LP Units. This redemption right will be satisfied, at the sole option of the Company, by the payment of the then cash equivalent thereof or by the issuance of shares of class A common stock on a one-for-one basis. Mr. Hammons beneficially owns all 16,043,900 LP Units. If Mr. Hammons, as a holder of LP Units, requires the Partnership to redeem LP Units, the non-employee directors of the Company would decide, consistent with their fiduciary duties as to the best interests of the Company, whether to redeem the LP Units for cash or for shares of class A common stock. Mr. Hammons would not vote or otherwise participate in the decision of the non-employee directors. Mr. Hammons has informed the Company that he has no current plan to require the Partnership to redeem his LP Units.

      During 2003, the Company provided management services to twelve hotels not owned by the Company (the "Managed Hotels") pursuant to management contracts (the "Management Contracts"). Eleven of the Managed Hotels are owned by Mr. Hammons and one is owned 50% by an entity controlled by Mr. Hammons and 50% by Jacqueline A. Dowdy, the secretary and a director of the Company. Management fees of 3% to 4% of gross revenues were paid to the Company by the Managed Hotels in the aggregate amount of $2,571,624 in the fiscal year ended January 2, 2004. In addition to the management fees paid by the Managed Hotels to the Partnership in that year, the Managed Hotels reimbursed the Company for a portion of the salaries paid by the Company to its regional vice presidents, whose duties include management services related to the Managed Hotels, and for certain marketing and other expenses allocated to the Managed Hotels. Such reimbursed services and expenses aggregated $365,139 in the fiscal year ended January 2, 2004. The Management Contracts have 20-year terms and automatically extend for four periods of five years, unless otherwise canceled.

      We currently have no hotels under construction and no plans to develop new hotels for the foreseeable future. During 2000, we entered into a five-year management contract with John Q. Hammons whereby we will provide internal administrative, architectural design, purchasing and legal services to Mr. Hammons in conjunction with the development of hotels in an amount not to exceed 1.5% of the total development costs of any single hotel. In exchange, we have the opportunity to manage the hotel upon opening and a right of first refusal to purchase the hotel in the event it is offered for sale. During fiscal year 2003, 2002, 2001 and 2000, the Company paid approximately $327,800, $326,000, $487,000 and $1,455,000, respectively, of additional costs in accordance with the management contract. These costs will be amortized over a five-year contract period. Amortization for these costs commence upon the opening of the hotels.

      The Partnership holds an option from Mr. Hammons or persons or entities controlled by him to purchase the Managed Hotels, until February 2009. If an option is exercised, the purchase price is based on a percentage of the fair market value of the Managed Hotel as determined by an appraisal firm of national standing. One hotel owned by the Company and three Managed Hotels are located in Springfield, Missouri. These hotels potentially compete with one another for customers. We believe that these hotels do not significantly compete with one another due to their respective locations and attributes.

      Mr. Hammons has a 45% ownership interest in Winegardner & Hammons, Inc., or WHI. All of the hotels we own or manage have contracted with WHI to provide accounting and other administrative services. The accounting and administrative charges expensed by the hotels we own were approximately $1,615,000 in the fiscal year ended January 2, 2004. The fee may increase if the number of hotels for which WHI performs accounting and administrative services drops below 55 hotels. The existing accounting service agreement expires in June 2005.

      We lease space in the John Q. Hammons Building for our headquarters from a Missouri company, of which Mr. Hammons owns 50% and the remaining 50% is collectively held by other employees, including Jacqueline A. Dowdy, the secretary and a director, who is a 9.5% owner. Pursuant to four lease agreements, expiring December 31, 2004, we paid monthly rental payments of approximately $21,100 in 2003. We made aggregate annual lease payments to that Missouri company of approximately $253,400 in 2003.

      We also lease the real estate for the Chateau on the Lake Resort, opened in mid-1997, in Branson, Missouri, from Mr. Hammons. Annual rent is based on the greater of a percentage of adjusted gross revenues from room sales and food and beverage sales on the property or $150,000. Rent expense was approximately $233,000 in 2003. The lease term is 50 years, with an option to renew for an additional 10 years. We also have an option to purchase the land after March 1, 2018, at the greater of $3,000,000 or the current appraised value. In addition, in 2003 we acquired the land for two operating hotel properties that we formerly leased from Mr. Hammons in exchange for certain undeveloped land that we owned, recognizing no gain or loss on the exchange.

      To supplement our self-insurance programs, we provide property, auto, commercial liability, workers' compensation and medical insurance to the hotels, including hotels owned by the Partnership and Mr. Hammons, under blanket commercial policies we purchase. In addition, we provide umbrella and crime insurance to all such hotels under blanket commercial policies we purchase. Generally, we allocate expenses to each hotel (including those owned by Mr. Hammons) based upon factors similar to those used by the insurance provider to compute the aggregate group policy expense.

      Certain of our employees provide some administrative and other services for Mr. Hammons' outside business interests. Management does not believe that, historically, the amount of such services has been material, but has implemented a cost-allocation system in 2002. Pursuant to the cost-allocation system, Mr. Hammons pays the Company 30% of all costs related to such services as well as the internal development costs discussed above, and maintains a deposit with the Company, which was $50,700 as of January 2, 2004, to cover these expenses.

      Mr. Hammons also owns trade centers adjacent to two of the Owned Hotels (the "JQH Trade Centers"). We lease the convention space in the JQH Trade Center located in Portland, Oregon, from Mr. Hammons pursuant to a lease expiring in 2004, requiring annual payments of approximately $300,000. With respect to the other JQH Trade Center, located in Joplin, MO, we make nominal annual lease payments to Mr. Hammons pursuant to a lease expiring in 2014. We have assumed responsibility for all operating expenses of the JQH Trade Centers.

      Mr. Hammons owns parcels of undeveloped land throughout the United States. Although there are no current plans to do so, we may purchase or lease one or more of these parcels in the future in order to develop hotels. Since Mr. Hammons controls the Company, such transactions would not be arms-length transactions but will be subject to restrictions contained in the indentures relating to the Partnership's outstanding mortgage notes due in 2012.

      We receive no management fee or similar compensation in connection with our management of the Partnership. We receive the following remuneration from the Partnership: (i) distributions, if any, in respect of our equity interest in the Partnership; and (ii) reimbursement for all direct and indirect costs and expenses we incur for or on behalf of the Partnership and all other expenses necessary or appropriate to the conduct of the business of, and allocable to, the Partnership.

      Mr. Hammons has a written agreement with William A. Mead, one of our regional vice presidents, to pay Mr. Mead $65,000 per year for five years, ending March 31, 2005, in exchange for services he provides unrelated to our business, and to allow Mr. Mead to invest in 25% of up to three proposed new hotels. Mr. Hammons also has a verbal agreement with Lou Weckstein, our president, to supplement Mr. Weckstein's salary from the Company by up to $270,000 per year during his employment for services he provides unrelated to our business. We describe these arrangements in more detail under the caption "Employment Agreements" above.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth certain information as of February 27, 2004, with respect to our class A common stock and class B common stock owned by
(1) each director and director nominee, (2) the named executive officers in the Summary Compensation Table and (3) all of our directors, director nominees and executive officers as a group. In accordance with the rules promulgated by the SEC, such ownership includes shares presently owned, as well as shares that the named person has the right to acquire within 60 days of February 27, 2004, including shares that the named person has the right to acquire through the exercise of any option or warrant.

      The number of shares of class A common stock shown in the table gives effect to the conversion of all 294,100 shares of class B common stock into an equal number of shares of class A common stock and also gives effect to the redemption of all 16,043,900 LP Units of the Partnership for shares of class A common stock on a one-for-one basis.

      Except as indicated in the footnotes, all shares set forth in the table are owned directly, and the indicated person has sole voting and investment power with respect to all shares shown as beneficially owned by such person.

NAME AND ADDRESS OF                                 SHARES OF CLASS A COMMON STOCK         SHARES OF CLASS B COMMON STOCK
BENEFICIAL OWNER (a)                              NUMBER OF SHARES         PERCENTAGE      NUMBER OF SHARES      PERCENTAGE
--------------------                              ----------------         ----------      ----------------      ----------
Executive Officers and Directors:
John Q. Hammons                                          16,882,100(b)        78.8%                294,100          100%
Jacqueline A. Dowdy                                          89,009(c)           *
Donald H. Dempsey                                            24,378(d)           *
Daniel L. Earley                                             27,000(e)           *
William J. Hart                                              35,458(e)           *
John E. Lopez-Ona                                            41,558(e)           *
Debra M. Shantz                                              93,000(g)           *
William A. Mead                                              55,000(f)           *
James F. Moore                                               36,258(e)           *
Paul E. Muellner                                             32,500(f)           *
David C. Sullivan                                            35,958(e)           *
Louis Weckstein                                              50,700(h)           *
All executive officers and directors, as a               17,402,919(b)
group (12)                                          (c)(d)(e)(f)(g)(h)        79.6%                294,100          100%

      * Less than 1%

(a) The address of each of the executive officers and directors of the Company is 300 John Q. Hammons Parkway, Suite 900, Springfield, Missouri 65806.

(b) Includes 269,100 outstanding shares of class A common stock. Also includes 294,100 shares of class B common stock convertible into class A common stock on a share-for-share basis at any time and which will be automatically converted into class A common stock upon the occurrence of certain events. Prior to conversion of the class B common stock and without giving effect to the redemption of the LP Units, the class B common stock (which has 50 votes per share) represents 75.4% of the combined voting power of both classes of the Company's outstanding Company common stock. Also includes 16,043,900 LP Units of the Partnership redeemable, at the sole option of the Company, by payment of the then cash equivalent of such LP Units or by the issuance of shares of class A common stock on a one-for-one basis. Remaining LP Units are owned for Mr. Hammons' benefit through Hammons, Inc., of which the John Q. Hammons Revocable Trust dated December 28, 1989, as amended and restated, is the sole shareholder. Also includes exercisable options to purchase 275,000 shares.

(c) Includes approximately 1,509 shares allocated to 401(k) Plan account as of the end of 2003, and exercisable options to purchase 57,500 shares.

(d)   Includes exercisable options to purchase 15,000 shares.

(e)   Includes exercisable options to purchase 25,000 shares.

(f)   Exercisable options.

(g)   Includes exercisable options to purchase 92,500 shares.

(h)   Includes exercisable options to purchase 50,000 shares.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      We list below information, as of January 2, 2004, with respect to each person we believe to be the beneficial owner of more than 5% of the outstanding class A common stock. This information is based solely on beneficial ownership information contained in the most recent Schedule 13D or 13G filed on behalf of such person with the SEC. The percentages shown are based on the outstanding shares of class A common stock (and do not give effect to the conversion of any of the 294,100 shares of class B common stock into an equal number of shares of class A common stock or to the redemption of any of the 16,043,900 LP Units for shares of class A common stock).

                                                                            PERCENT OF CLASS A
   NAME AND ADDRESS OF                         AMOUNT AND NATURE OF            COMMON STOCK
     BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP            OUTSTANDING
-----------------------                        --------------------         ------------------
James M. Clark, Jr.                                 556,900 (a)                   11.6%
52 Vanderbilt Ave.
New York, NY  10017
First Manhattan Co.                                 683,357 (b)                   14.2%
437 Madison Avenue
New York, NY  10022

(a) Based on Schedule 13D dated May 2, 1999. According to the Schedule 13D, Mr. Clark has sole voting and dispositive power as to 519,000 shares and shared voting and dispositive power as to 37,900 shares (held in family trusts and a charitable foundation). The filing was also made on behalf of Susanna L. Porter. Ms. Porter has sole voting and dispositive power as to 11,000 shares.

(b) Based on Schedule 13G dated February 12, 2004. According to the Schedule 13G, includes 78,350 shares owned by family members of Senior Managing Directors of First Manhattan Co. ("FMC"). FMC disclaims dispositive powers as to 16,700 of such shares and beneficial ownership as to 62,650 of such shares. FMC has sole voting and dispositive power as to 7,200 shares, shared voting power as to 650,307 shares and shared dispositive power as to 676,157 shares.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers to file with the SEC initial reports of ownership of our securities and to file subsequent reports when their ownership changes. Based on a review of reports submitted to us, we believe that all Section 16(a) filing requirements applicable to our directors and officers during the fiscal year ended January 2, 2004, were complied with on a timely basis.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                 (PROPOSAL TWO)

      On June 24, 2002, upon the recommendation of the audit committee, the board of directors dismissed Arthur Andersen LLP as our independent auditors and selected Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending January 3, 2003.

      Arthur Andersen LLP's report on the financial statements of the Company for the fiscal year ended December 28, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 28, 2001, and through June 24, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter in connection with its report on the Company's financial statement for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The Company provided Arthur Andersen LLP with a copy of the foregoing disclosures and has authorized Arthur Andersen LLP to respond fully to the inquiries of Deloitte & Touche LLP.

      During the year ended December 28, 2001, and through June 24, 2002, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

      The board of directors has appointed the firm of Deloitte & Touche LLP to act as our independent auditors for the fiscal year ending December 31, 2004, subject to ratification of such appointment by shareholders. Representatives of Deloitte & Touche LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

      The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending December 31, 2004. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

      Shareholder ratification of the selection of Deloitte & Touche LLP as our independent public accountants is not required by our Bylaws or other applicable legal requirement. However, the board is submitting the selection of Deloitte & Touche LLP to you for ratification as a matter of good corporate practice. If shareholders fail to ratify the selection, the audit committee and the board will reconsider whether or not to retain that firm. Even if the selection is ratified, the board, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

FEES BILLED TO COMPANY BY DELOITTE & TOUCHE LLP FOR FISCAL 2002 AND 2003

      Deloitte & Touche LLP was our independent auditor for 2003. A summary of the fees Deloitte & Touche LLP billed us for fiscal 2002 and fiscal 2003 follows:

     Nature of Service                                        2002              2003
     -----------------                                        ----              ----
Audit Fees (a).........................................     $ 232,403        $ 290,068
Audit-Related Fees (b).. ..............................     $       0        $  91,910
Tax Fees...............................................     $       0        $       0
All Other Fees.........................................     $       0        $       0

(a) The "Audit Fees" represent fees for professional services for the audit of our annual financial statements, the review of financial statements included in our quarterly financial statements and audit services provided in connection with other statutory or regulatory fees.

(b) The "Audit-Related Fees" consist of fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." These services included Sarbanes-Oxley Act services, audit of our 401(k) Plan and the audit of other financial elements of individual hotels. The Audit Committee pre-approved 100% of the "Audit - Related Fees" in 2002 and 2003.

      The audit committee determined that the provision of the services described above is compatible with maintaining the independence of Deloitte & Touche LLP.

      The audit committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. The audit committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to a specified cost level. Any service that is not included in the approved list of services must be separately pre-approved by the audit committee. In addition, all audit and permissible non-audit services in excess of the pre-approved cost level, whether or not such services are included on the pre-approved list of services, must be separately pre-approved by the audit committee chair. Also, all permissible non-audit services must be separately pre-approved by the audit committee chair if the aggregate fees for such services exceed 5% of the total fees paid to the independent auditor for the current fiscal year.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF OUR INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The audit committee of the board of directors serves as the representative of the board for general oversight of financial accounting and reporting process, system of internal control and audit our process. The audit committee operates under a written charter which was adopted by the board of directors and is attached as Appendix A to this proxy statement. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent accountants, Deloitte & Touche LLP, are responsible for expressing an opinion on the conformity of our financial statements to accounting principles generally accepted in the United States.

      In this context, the audit committee reports as follows:

      1. The audit committee has reviewed and discussed the audited financial statements with Deloitte & Touche LLP and Company management.

      2. The audit committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit).

      3. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

      4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended January 2, 2004, for filing with the Securities and Exchange Commission.

      Each of the members of the audit committee is independent as defined under the listing standards of the American Stock Exchange.

      The undersigned members of the audit committee have submitted this Report:


                                        Donald H. Dempsey, Chairman
                                        John E. Lopez-Ona
                                        James F. Moore

Dated: March 9, 2004.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

      In order for a shareholder proposal to be considered for inclusion in our Proxy Statement for next year's annual meeting, we must receive the written proposal no later than December 9, 2004 at our principal executive offices. Such proposals also must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Similarly, in order for a shareholder proposal to be raised from the floor during next year's annual meeting, we must receive written notice no later than 120 days and no more than 180 days before the meeting date, and the proposal must contain such information as required under our Bylaws.

      You may contact our Corporate Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals.


                                  OTHER MATTERS

      As of the date of this Proxy Statement, we do not expect any other matters to be presented for action by the shareholders at the 2004 annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, a nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the board of directors.

                                                                      APPENDIX A

                          JOHN Q. HAMMONS HOTELS, INC.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER


The following shall constitute the Charter of the Audit Committee of the Board of Directors of John Q. Hammons Hotels, Inc. (the "Corporation"), a corporation incorporated under the laws of the State of Delaware:

I.    PURPOSE

      A. The primary function of the Audit Committee is to assist the Board of Directors of the Corporation in fulfilling certain of the Board's oversight responsibilities to the Corporation's shareholders, specifically, by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. Additionally, the Corporation's Internal Audit Department and independent accountants shall be ultimately accountable to the Audit Committee and the Board.

      B. The Audit Committee shall primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.   MEMBERSHIP

      A. The Audit Committee shall be comprised of three (3) or more directors appointed by the Board, each of whom shall be considered an "independent director" in accordance with the definition contained in the Rules of the American Stock Exchange ("AMEX"). All members of the Audit Committee shall be financially literate in accordance with the AMEX standards, and at least one (1) member of the Audit Committee shall have accounting or related financial management expertise, to meet the definition of "audit committee financial expert" under applicable Securities and Exchange Commission rules. The Committee shall set guidelines for Audit Committee education and orientation to assure understanding of the business and the environment in which the Company operates.

      B. Audit Committee members shall be appointed by the Board for one-year terms or until their successors are duly elected and qualified, and may be re-appointed by the Board for additional one-year terms at the discretion of the Board. The Board shall annually appoint a Chairperson of the Audit Committee.

      C. A majority of the Audit Committee shall constitute a quorum for the taking of any action by the Audit Committee.

III.  MEETINGS

The Audit Committee shall meet on at least a quarterly basis and or more frequently as circumstances may dictate. The Audit Committee shall meet at least annually with management of the Corporation, the Chief Financial Officer, and the Corporation's independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

IV.   RESPONSIBILITIES

      A.    Document/Report Review

            (1) As part of an on-going self-assessment process, review and update this Charter periodically, and at least annually, or as conditions may dictate. This Charter shall be approved annually by the Board.

            (2) Review the Corporation's annual financial statements and any reports or other financial information submitted publicly, including any certification, report, opinion or review rendered by the independent accountants of the Corporation.

            (3) Prepare the annual Audit Committee report for the Corporation's proxy statement in accordance with applicable Securities and Exchange Commission regulations.

            (4) For the Chairperson of the Audit Committee, review and discuss with financial management and the independent accountants of the Corporation, the quarterly financial results of the Corporation and any corresponding accounting, reporting or disclosure issues prior to the filing of the Corporation's Quarterly Report on Form l0-Q.

      B.    Independent Accountants/Internal Audit

            (1) Select the independent accountants, considering their independence and effectiveness, and pre-approve the audit fees and other compensation to be paid to the independent accountants, as well as any permitted non-audit services and fees. On an annual basis, the Audit Committee should review and discuss with the independent accountants all significant relationships the independent accountants have with the Corporation to determine the independent accountants' independence. Such relationships shall be delineated in a formal written statement to the Audit Committee to be prepared by the independent accountants.

            (2) Review and approve the scope of the independent accountants' audit and engagement letter, Internal Audit Charter, and delineation of responsibilities between the Internal Audit Department and the independent accountants.

            (3) Review the performance of the independent accountants and discharge the independent accountants when circumstances warrant.

            (4) Periodically consult with the independent accountants out of the presence of management of the Corporation, regarding management support, internal controls, and the fullness and accuracy of the Corporation's financial statement.

            (5) Review and approve the Internal Audit annual program including its objectives, coverage of areas with high risk and staffing requirements.

            (6) Periodically review Internal Audit reports and the status of corrective actions.

            (7) Carry out all other responsibilities as required under Rule 10A-3(b) under the Securities Exchange Act of 1934.


      C.    Financial/Reporting Process

            (1) In consultation with the independent accountants, review the integrity of the Corporation's financial reporting processes, both internal and external. In support of this review, periodically discuss with management the financial reporting controls over key business processes of the Corporation.

            (2) Consider the independent accountants' judgment about the quality and appropriateness of the Corporation's accounting principles and policies and changes to such principles and policies as applied in its financial reporting.

            (3) Assess the process for establishing key estimates and reserves within the financial statements and consider the independent accountants' judgments about the appropriateness of such processes.

            (4) Consider the independent accountants' judgment about the appropriateness of the accounting principles and disclosure practices adopted by management in connection with new transactions or events.

            (5) Establish a process to receive and deal with complaints relating to accounting, internal accounting controls or auditing matters, and to provide for anonymity for employees making any such report.


      D.    Process Improvement

            (1) Establish regular reporting to the Audit Committee of significant judgments made in management's preparation of the Corporation's financial statements.

            (2) Following completion of the annual audit, review separately with each of management and the independent accountants any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

            (3) Review any significant disagreements among management and the independent accountants in connection with preparation of the Corporation's financial statements.

            (4) Review the adequacy of the Corporation's internal control structure and the status of past recommendations from the independent accountants and Internal Audit staff.


      E.    Ethical and Legal Compliance and Risk Management

            (1) Establish, review, monitor compliance and update periodically a Code of Ethical Conduct.

            (2) Periodically review the Corporation's policies and procedures for review of officers' expenses.

            (3) Review the status of tax returns and compliance with laws and regulations.

            (4) Review the terms, conditions, fairness and arrangements involving any related-party or potential conflict-of-interest transactions.

            (5) Review, with the Corporation's secretary, legal compliance matters, including corporate securities trading practices.

            (6) Review, with the Corporation's secretary, any legal matters that could have a significant impact on the Corporation's financial statements.

            (7) Review the adequacy of the Corporation's risk management program and insurance coverage.

            (8) Review the audit results and reports of governmental and regulatory agencies.

            (9) Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

V.    ADMINISTRATION

      A. The Audit Committee shall have prompt and unrestricted access to all financial and operating information relevant to the Corporation's business. The Audit Committee shall have ready access to the Corporation's legal counsel and to the independent accountants, and shall be provided from time to time with staff assistance from within the Corporation as requested.

      B. The Audit Committee is empowered to employ its own legal counsel, accountants or other experts, at the Corporation's expense, to deal with specific problems or issues that arise in the course of carrying out its duties and responsibilities, and shall have funding from the Corporation adequate to carry out its responsibilities.

      C. The Audit Committee's Chairperson shall report the Audit Committee's findings to the Board of Directors on a regular basis.

                          JOHN Q. HAMMONS HOTELS, INC.

                        THIS PROXY IS SOLICITED ON BEHALF

                            OF THE BOARD OF DIRECTORS


         The undersigned shareholder of John Q. Hammons Hotels, Inc. hereby appoints Paul E. Muellner and Debra M. Shantz, or either of them, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders to be held on Tuesday, May 11, 2004, at 9:00 a.m., local time, at the University Plaza Hotel, 333 John Q. Hammons Parkway, Springfield, Missouri, and at any adjournments or postponements thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

         This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the General Counsel of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the annual meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

             (continued and to be signed and dated on reverse side)

1.  Election of Directors for Three-Year Terms.

                                   FOR       WITHHOLD

              Donald H. Dempsey     [ ]        [ ]

              John E. Lopez-Ona     [ ]        [ ]


2. Ratification of appointment of Deloitte & Touche LLP as independent auditors.

                  FOR       AGAINST     ABSTAIN

                  [ ]         [ ]         [ ]

3. At their discretion, the proxies, or either of them, are authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof.

    If you receive more than one proxy card, please sign and return ALL cards in the accompanying envelope.

    Date:
         ------------------------------------------------------------------


    -----------------------------------------------------------------------
    Signature of Shareholder or Authorized Representative

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. Only one signature is required in the case of stock ownership in the name of two or more persons, but all should sign if possible.